UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2024

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024 the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), appointed Michael P. Fitzmaurice, age 45, to serve as the Chief Financial Officer of the Company and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”) effective as of November 18, 2024. Mr. Fitzmaurice will succeed Laura Clark as Chief Financial Officer. As previously disclosed, in connection with Mr. Fitzmaurice’s appointment as the Chief Financial Officer, Ms. Clark will be appointed to serve as the Chief Operating Officer of the Company and the Operating Partnership and will continue to serve the Company in a transitional role to assist in the transition of her prior responsibilities to Mr. Fitzmaurice.

From June 2018 to January 2024, Mr. Fitzmaurice served as the Executive Vice President and Chief Financial Officer of the real estate investment trust RPT Realty, which was acquired by Kimco Realty Corporation in January 2024. Prior to his employment with RPT Realty, Mr. Fitzmaurice was employed with Retail Properties of America, Inc., an NYSE-listed retail shopping center REIT, as Senior Vice President of Finance from September 2017 to June 2018, Vice President of Capital Markets & Investor Relations from January 2017 to September 2017 and Vice President of Finance from August 2012 to January 2017. Prior to Retail Properties of America, Inc., Mr. Fitzmaurice spent 11 years at General Growth Properties, a publicly-traded retail REIT that was taken private in 2018, in various finance, capital markets and accounting roles. In addition, Mr. Fitzmaurice spent two years with Equity Office Properties as a Manager with the Investments/Due Diligence team. Mr. Fitzmaurice received his B.S. in finance from the University of Illinois at Chicago.

There are no arrangements or understandings between Mr. Fitzmaurice and any other persons pursuant to which he was appointed as Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Fitzmaurice, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Michael P. Fitzmaurice

In connection with Mr. Fitzmaurice’s appointment as Chief Financial Officer, on October 21, 2024, the Company and the Operating Partnership entered into an Employment Agreement, effective as of November 18, 2024 (the “Employment Agreement”), with Mr. Fitzmaurice pursuant to which Mr. Fitzmaurice will serve as Chief Financial Officer of the Company and the Operating Partnership beginning on November 18, 2024, and will report to the co-Chief Executive Officers of the Company or their designee. The initial term of the Employment Agreement will end on the third anniversary of Mr. Fitzmaurice's start date, and will renew automatically for successive one-year periods thereafter unless notice of non-renewal is provided at least 120 days prior to expiration.

Under the Employment Agreement, Mr. Fitzmaurice will receive an annual base salary of $600,000, which is subject to review and increase at the discretion of the compensation committee of the Company’s board of directors (the “Compensation Committee”). Beginning with fiscal year 2025, Mr. Fitzmaurice will be eligible to receive annual cash performance bonuses targeted at 150% of base salary, with a maximum of 200% base salary, in any case, based on attainment of applicable performance objectives. Additionally, the Company expects to grant Mr. Fitzmaurice an initial restricted stock award with a grant date value of approximately $550,000, subject to a three-year, annual incremental vesting period.

Mr. Fitzmaurice is eligible to participate in customary health, welfare, and fringe benefit plans, and, subject to certain restrictions, healthcare benefits will be provided to him and his eligible dependents at the Company’s sole expense. In addition, the Company will reimburse him for up to $225,000 of expenses related to his relocation from Connecticut to the greater Los Angeles area.

Pursuant to the terms of the Employment Agreement, if Mr. Fitzmaurice’s employment is terminated by the Company without “cause,” or by Mr. Fitzmaurice for “good reason” (each, as defined in the Employment Agreement) then, subject to Mr. Fitzmaurice’s execution of a release, he will be entitled to receive the following:

•a lump-sum payment in an amount equal to one times the sum of (i) Mr. Fitzmaurice’s annual base salary then in effect, and (ii) the average annual cash incentive award earned by him for the three prior fiscal years, except that if such termination occurs within eighteen months following a change of control of the Company, this component of severance will be determined using a multiple of one and one-half (rather than one);

•a pro-rata portion of Mr. Fitzmaurice’s annual bonus, based on the achievement of any applicable performance goals or objectives (the “Bonus Severance”);
•accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company; and
•Company-paid healthcare continuation coverage for up to 18 months after the termination date.

Pursuant to the terms of the Employment Agreement, if Mr. Fitzmaurice’s employment is terminated by reason of death or disability, Mr. Fitzmaurice or his estate will be entitled to the following payments and benefits (in addition to any accrued amounts): (i) accelerated vesting of all outstanding equity awards that vest based solely on continued services to the Company and that are held by Mr. Fitzmaurice as of the termination date, (ii) the Bonus Severance, payable in a lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such year, and (iii) subject to his or his estate’s delivery and non-revocation of an effective general release of claims in favor of the Company, Company-paid continuation healthcare coverage for up to 18 months after the termination date.

In addition, if Mr. Fitzmaurice remains employed upon a “change in control” of the Company, he will be entitled to accelerated vesting of all his outstanding equity awards that vest based solely on continued services to the Company.

The Employment Agreement contains customary confidentiality and non-solicitation provisions.

Under the Employment Agreement, to the extent that any change in control payments or benefits would be subject to an excise tax imposed in connection with the “parachute payment” rules under Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that Mr. Fitzmaurice receives the greater of the (i) net amount of the change in control payments and benefits reduced such that these payments and benefits will not be subject to any excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Employment Agreement with Laura Clark

In connection with Ms. Clark’s appointment as Chief Operating Officer, on October 21, 2024, the Company and the Operating Partnership entered into an amendment, effective as of November 18, 2024 (the “Amendment”), with Ms. Clark to her employment agreement with the Company and the Operating Partnership (the “Prior Employment Agreement”). The Amendment updates the Prior Employment Agreement to reflect Ms. Clark’s new title and responsibilities as Chief Operating Officer.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As discussed in Item 5.02 above, the Company issued a press release on October 21, 2024, announcing the appointment of Mr. Fitzmaurice, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Exchange Act, or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, effective November 18, 2024, between Michael P. Fitzmaurice, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

10.2	Second Amendment to Employment Agreement, effective November 18, 2024, between Laura E. Clark, Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P.

99.1	Press Release, dated October 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
Date: October 21, 2024	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Date: October 21, 2024	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)